Exhibit 32.2
Certification of Chief Financial Officer
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of IDEX Corporation (the “Company”) hereby certifies, to such officer's knowledge, that:
(i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ AKHIL MAHENDRA
Akhil Mahendra
Interim Chief Financial Officer and Vice President, Corporate Development
Date: October 29, 2025